Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Healthcare Realty Trust Incorporated
Nashville, Tennessee

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated February 17, 2015, relating to the consolidated financial statements, the effectiveness of Healthcare Realty Trust Incorporated's internal control over financial reporting and schedules of Healthcare Realty Trust Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.
We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Nashville, Tennessee
August 6, 2015